UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

UNIFIRST CORPORATION
(Name of Registrant as Specified In Its Charter)

ENGINE CAPITAL LP

ENGINE JET CAPITAL, L.P.

ENGINE LIFT CAPITAL, LP

ENGINE AIRFLOW CAPITAL, L.P.

ENGINE CAPITAL MANAGEMENT, LP

ENGINE CAPITAL MANAGEMENT GP, LLC

ENGINE INVESTMENTS, LLC

ENGINE INVESTMENTS II, LLC

ARNAUD AJDLER

Michael A. Croatti

Michael A. Croatti Jr.

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED NOVEMBER 14, 2025

ENGINE CAPITAL LP

___________, 2025

Dear Fellow UniFirst Shareholders:

Engine Capital LP and the other participants in this solicitation (collectively, “Engine,” “we” or “our”) are the beneficial owners of an aggregate of 456,726 shares of Common Stock, par value $0.10 per share (the “Common Stock”), in addition to 56,800 shares of Class B Common Stock, par value $0.10 per share (the “Class B Common Stock”), of UniFirst Corporation, a Massachusetts corporation (“UniFirst” or the “Company”), representing approximately 3.1% of the Company’s outstanding shares of Common Stock, 1.6% of the Company’s outstanding shares of Class B Common Stock, and collectively, 2.0% of the combined voting power of the outstanding shares of Common Stock and Class B Common Stock. For the reasons set forth in the attached Proxy Statement, we believe meaningful changes to the composition of the Board of Directors of the Company (the “Board”) are necessary in order to ensure that the Company is being run in a manner consistent with your best interests.

We are seeking your support for the election of our two (2) nominees as directors at the Company’s 2026 annual meeting of shareholders (the “Annual Meeting”) scheduled to be held on [●], because we believe the Board will benefit from the addition of directors with knowledge of the Company and proven M&A and capital allocation experience, with a shared objective of enhancing value for the benefit of all UniFirst shareholders. The individuals that we have nominated are highly qualified, capable and have the right experience to address UniFirst’s most pressing needs.

The Company has a classified Board which is currently divided into three (3) classes. The Company has disclosed that the terms of two (2) Class II directors expire at the Annual Meeting. Through the attached Proxy Statement and enclosed BLUE universal proxy card, we are soliciting proxies to elect our two (2) nominees, Arnaud Ajdler and Michael A. Croatti (the “Engine Nominees”). Engine and UniFirst will each be using a universal proxy card for voting on the election of directors at the Annual Meeting, which will include the names of all nominees for election to the Board. Shareholders will have the ability to vote for up to two (2) nominees on Engine’s enclosed BLUE universal proxy card. Any shareholder who wishes to vote for any combination of our Engine Nominees and the Company nominees may do so on Engine’s enclosed BLUE universal proxy card. There is no need to use the Company’s white universal proxy card or voting instruction form, regardless of how you wish to vote. In any case, we urge shareholders to vote in favor of the Engine Nominees, who we believe are the most qualified candidates to serve as directors in order to achieve a Board composition that we believe is in the best interest of all shareholders.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed BLUE universal proxy card today. The attached Proxy Statement and the enclosed BLUE universal proxy card are first being furnished to shareholders on or about [●], 2025.

If you have already voted for the incumbent management slate on the Company’s proxy card, you have every right to change your vote by signing, dating, marking your vote and returning a later dated BLUE universal proxy card or by voting at the Annual Meeting.

If you have any questions or require any assistance with your vote, please contact Saratoga Proxy Consulting LLC, which is assisting us, at its address and toll-free number listed below.

Thank you for your support,

/s/ Arnaud Ajdler

Engine Capital LP

Arnaud Ajdler

If you have any questions, require assistance in voting your BLUE universal proxy card,

or need additional copies of Engine’s proxy materials,

please contact:

520 8th Avenue, 14th Floor

New York, NY 10018

(212) 257-1311

Shareholders call toll-free at (888) 368-0379
Email: info@saratogaproxy.com

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED NOVEMBER 14, 2025

ANNUAL MEETING OF SHAREHOLDERS
OF
UNIFIRST CORPORATION
_________________________

PROXY STATEMENT
OF
ENGINE CAPITAL LP
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED BLUE UNIVERSAL PROXY CARD TODAY

Engine Capital LP (“Engine Capital”), together with its affiliates (collectively, “Engine,” “we” or “our”) are shareholders of UniFirst Corporation, a Massachusetts corporation (“UniFirst” or the “Company”), who beneficially own an aggregate of 456,726 shares of Common Stock, par value $0.10 per share (the “Common Stock”), in addition to 56,800 shares of Class B Common Stock, par value $0.10 per share (the “Class B Common Stock”), of UniFirst, representing approximately 3.1% of the Company’s outstanding shares of Common Stock, 1.6% of the Company’s outstanding shares of Class B Common Stock, and collectively, 2.0% of the combined voting power of the outstanding shares of Common Stock and Class B Common Stock. We believe that the Board of Directors of the Company (the “Board”) will benefit from the addition of directors with knowledge of the Company and proven M&A and capital allocation experience, who share a commitment to enhancing value for the benefit of all UniFirst shareholders.

We have nominated directors who have strong, relevant backgrounds and who are committed to fully exploring all opportunities to increase shareholder value. Accordingly, we are seeking your support at the annual meeting of shareholders scheduled to be held at [●], on [●] [●], [●], at [●] Eastern Time (including any adjournments, postponements or continuations thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”), for the following:

1.	To elect Engine Capital’s two (2) director nominees, Arnaud Ajdler and Michael A. Croatti (each an “Engine Nominee” and together, the “Engine Nominees”), each to serve for a term of three years until the Company’s 2029 annual meeting of shareholders (the “2029 Annual Meeting”);
2.	To vote on the Company’s proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers; and
3.	To vote on the Company’s proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending August 29, 2026.

This Proxy Statement and the enclosed BLUE universal proxy card are first being mailed to shareholders on or about [●], 2025.

The Company has a classified Board which is currently divided into three (3) classes. The Company has disclosed that the terms of two (2) Class II directors expire at the Annual Meeting. Through this Proxy Statement and enclosed BLUE universal proxy card, we are soliciting proxies to elect the Engine Nominees. Engine and UniFirst will each be using a universal proxy card for voting on the election of directors at the Annual Meeting, which will include the names of all nominees for election to the Board. Shareholders will have the ability to vote for up to two (2) nominees on Engine’s enclosed BLUE universal proxy card. Any shareholder who wishes to vote for any combination of the Company’s nominees and the Engine Nominees may do so on Engine’s BLUE universal proxy card. There is no need to use the Company’s white universal proxy card or voting instruction form, regardless of how you wish to vote.

Your vote to elect the Engine Nominees will have the legal effect of replacing two (2) incumbent directors. If elected, the Engine Nominees, subject to their fiduciary duties as directors, will seek to work with the other members of the Board to evaluate all opportunities to enhance shareholder value. However, the Engine Nominees will constitute a minority of the Board and there can be no guarantee that they will be able to implement the actions that they believe are necessary to unlock shareholder value. There is no assurance that any of the Company’s nominees will serve as directors if all or some of the Engine Nominees are elected. The names, backgrounds and qualifications of the Company’s nominees, along with other information about them, can be found in the Company’s proxy statement.

Shareholders are permitted to vote for fewer than two (2) nominees or for any combination (up to two (2) total) of the Engine Nominees and the Company’s nominees on the enclosed BLUE universal proxy card. We recommend that shareholders do not vote for any of the Company’s nominees. Among other potential consequences, voting for Company nominees may result in the failure of one or all of the Engine Nominees to be elected to the Board. Engine urges shareholders to use our BLUE universal proxy card to vote “FOR” all of the Engine Nominees.

IF YOU MARK FEWER THAN TWO (2) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, OUR BLUE UNIVERSAL PROXY CARD, WHEN DULY EXECUTED, WILL BE VOTED ONLY AS DIRECTED. IF NO DIRECTION IS INDICATED WITH RESPECT TO HOW YOU WISH TO VOTE YOUR SHARES, THE PROXIES NAMED THEREIN WILL VOTE SUCH SHARES “FOR” THE TWO (2) ENGINE NOMINEES.

IMPORTANTLY, IF YOU MARK MORE THAN TWO (2) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID.

The Company has set the close of business on November 14, 2025 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). The address of the principal executive offices of the Company is 68 Jonspin Road, Wilmington, Massachusetts 01887. Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company, as of the close of business on the Record Date, there were [●] shares of Common Stock and [●] shares of Class B Common Stock outstanding and entitled to vote. Transferees after such date will not be entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote per share. Each share of Class B Common Stock is entitled to ten votes per share.

As of the date hereof, Engine Capital and the other Participants (as defined below) in this solicitation collectively beneficially own an aggregate of 456,726 shares of Common Stock and 56,800 shares of Class B Common Stock, and intend to vote all of such shares “FOR” the election of the Engine Nominees, “[FOR/AGAINST]” the approval, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, and “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending August 29, 2026.

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We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed BLUE universal proxy card today.

THIS SOLICITATION IS BEING MADE BY ENGINE AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, WHICH ENGINE IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED BLUE UNIVERSAL PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

ENGINE URGES YOU TO SIGN, DATE AND RETURN THE ENCLOSED BLUE UNIVERSAL PROXY CARD VOTING “FOR” THE ELECTION OF THE ENGINE NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE UNIVERSAL PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT WILL BE COUNTED. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting—This Proxy Statement and our BLUE universal proxy card are available at

www.[●].com

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IMPORTANT

Your vote is important, no matter how many shares of Common Stock or Class B Common Stock you own. Engine urges you to sign, date, and return the enclosed BLUE universal proxy card today to vote FOR the election of the Engine Nominees and in accordance with Engine’s recommendations on the other proposals on the agenda for the Annual Meeting.

•	If your shares of Common Stock or Class B Common Stock are registered in your own name, please sign and date the enclosed BLUE universal proxy card and return it to Engine, c/o Saratoga Proxy Consulting, LLC (“Saratoga”), in the enclosed postage-paid envelope today.
•	If your shares of Common Stock or Class B Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock or Class B Common Stock, and these proxy materials, together with a BLUE voting instruction form, are being forwarded to you by your broker or bank. As a beneficial owner, if you wish to vote, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock or Class B Common Stock on your behalf without your instructions.
•	Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting instruction form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting instruction form in the enclosed pre-paid return envelope.

As Engine is using a “universal” proxy card, which includes our Engine Nominees as well as the Company’s nominees, there is no need to use any other proxy card regardless of how you intend to vote. Engine strongly urges you NOT to sign or return any white universal proxy cards or voting instruction forms that you may receive from the Company. Even if you return the Company’s white universal proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us.

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If you have any questions, require assistance in voting your BLUE universal proxy card,

or need additional copies of Engine’s proxy materials,

please contact:

520 8th Avenue, 14th Floor

New York, NY 10018

(212) 257-1311

Shareholders call toll-free at (888) 368-0379
Email: info@saratogaproxy.com

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BACKGROUND TO THE SOLICITATION

The following is a chronology of material events leading up to this proxy solicitation:

•	On November 1, 2023, Engine Capital had a virtual meeting with the Company’s Executive Vice President and Chief Financial Officer, Shane O’Connor, regarding a potential investment in the Company.
•	From November 2023 to October 2025, Engine Capital periodically initiated constructive discussions with the Company concerning its business and other relevant topics.
•

On October 17, 2025, Ryan Dubin, a Director at Engine Capital, contacted Mr. O’Connor to request a call with himself and Arnaud Ajdler of Engine Capital, however, the parties were unable to find a mutually convenient time.

•	On October 30, 2025, Engine Capital delivered notice (the “Nomination Notice”) to the Company of its nomination of the Engine Nominees for election to the Board at the Annual Meeting.
•	Also on October 30, 2025, Mr. Ajdler contacted the Company’s Chief Executive Officer and President, Steven S. Sintros, and Mr. O’Connor to request a meeting to discuss matters concerning the Company in connection with a private letter he was preparing to send to the Board.
•	On October 31, 2025, Mr. Ajdler, Mr. Dubin, Mr. Sintros, Mr. O’Connor and the Company’s Senior Vice President and General Counsel, Michael Patrick, held a virtual meeting. During the meeting, Mr. Ajdler communicated his concerns regarding the Company’s past poor performance and potential solutions to enhance shareholder value, as described in the private letter he intended to send to the Board.
•	Also on October 31, 2025, Engine Capital sent a private letter (the “Private Letter”) to the Board and Company’s trustees which outlined Engine Capital’s concerns regarding the Company’s past poor performance and perspectives on actions that would improve shareholder value, including pursing a sale of the Company and adding the Engine Nominees to the Board.
•	On November 4, 2025, Mr. Patrick contacted Mr. Ajdler to schedule a meeting with the members of the Board and also sent Mr. Ajdler a D&O Questionnaire to complete.
•

On November 11, 2025, Mr. Ajdler, Mr. Dubin, Joseph M. Nowicki and Sergio A. Pupkin, both members of the Board, Mr. Sintros and Mr. Patrick, had a virtual meeting to discuss the Private Letter. During that meeting, the parties discussed ways to maximize value, including starting a formal sale process for the Company.

•	On November 12, 2025, the Company filed its preliminary proxy statement in connection with the Annual Meeting.
•

Also, on November 12, 2025, Mr. Ajdler sent an email to Messrs. Nowicki and Pupkin to follow up on their prior discussion and reiterate his concerns, including the Company’s missed opportunity to conduct a competitive sale process. In the email, Mr. Ajdler outlined his views on how a properly run process, enhanced Board expertise, and appropriate incentives for key stakeholders could improve outcomes for shareholders, and requested further engagement with additional trustees. Mr. Ajdler has repeatedly tried to engage with Cynthia Croatti, Carol Croatti, Matthew Croatti, and Cecilia Levenstein, but they have so far not replied to his overtures and have refused to engage.

•	On November 14, 2025, Engine Capital filed this preliminary proxy statement in connection with the Annual Meeting.

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REASONS FOR THE SOLICITATION

We invested in UniFirst because of its leading position in the uniform rental business, the attractive nature of its recurring revenue and diversified customer base, and our belief that there are opportunities readily within the control of the Board to significantly increase shareholder value. Based on extensive diligence, including discussions with management, competitors, and more than 20 former employees, we believe that UniFirst’s prospects as a standalone company are increasingly challenged, and that management and the Board have not articulated or demonstrated a credible plan to reverse the Company’s pattern of worsening profitability and growth amid intensifying competition. We therefore believe immediate change in the boardroom and strategy is warranted to preserve UniFirst’s legacy and safeguard its future for all stakeholders.

Mishandled Leadership Succession and Disappointing Shareholder Returns

Since the passing of former CEO Ronald Croatti in May 2017, we believe UniFirst, a once-thriving company with a strong culture, has stagnated and consistently surrendered market share. In a surprising departure from Mr. Ronald Croatti’s expressed succession plans, his son Michael A. Croatti was not appointed CEO despite his 28 years at the Company; instead, the former CFO, Steven Sintros, was elevated to President and CEO, and Cynthia Croatti later assumed the role of Special Consultant and Advisor to the CEO and Senior Leadership. We believe these decisions marked the beginning of UniFirst’s decline.

We believe the stock performance tells the story unmistakably: Since these leadership changes, the Company has delivered deeply disappointing total shareholder returns across every relevant time period, as shown in the table below:1

In the decade prior to Mr. Ronald Croatti’s passing, UniFirst and Cintas Corporation (NASDAQ: CTAS) (“Cintas”) delivered comparable returns, and since then, UniFirst’s stock has largely stagnated while Cintas’ has soared, a stark illustration of UniFirst’s strategic and operational decline under its current leadership. Alarmingly, recent earnings results and the financial outlook show no signs of a recovery.

Poor Execution, Excess Costs, and Misguided Capital Allocation

We believe the Company’s sustained underperformance stems from poor operational execution, excessive costs, and misguided capital allocation. Our conversations with former senior employees made it clear to us that many of the issues are self-inflicted and attributable to senior management and the Board.

1 Source: Data per Capital IQ. Total shareholder return calculated as of the close on November 13, 2025.

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We believe UniFirst has consistently disappointed shareholders from an execution standpoint. As an example, management launched a new CRM initiative in 2018 and, by our estimates, has spent in excess of $200 million on CRM investments2, with the system fully going live in 2024, yet shareholders have seen no measurable benefit. More broadly, we believe UniFirst has invested more than $450 million across CRM and ERP over the last decade, while planning to deploy an incremental $85–$100 million to complete its ERP update.3 Despite these investments, the core operating system still runs on outdated AS400 technology, patched together with add-ons that have increased complexity and reduced efficiency. We believe the CRM rollout has coincided with increased customer churn, and aggressive pricing tactics have driven many customers to rebid contracts with competitors. Management’s long-term growth targets of mid-single digits, which assume churn can be brought down to Cintas-like levels, are in our view unrealistic.

Profitability has deteriorated sharply. Operating margins declined from 12.8% in 2019 to an expected 6.4% in FY2026, roughly a 50% drop, while Cintas’ operating margins expanded materially over the same period.4 Even after years of heavy investment in technology, personnel, and adjacent initiatives such as Direct Sales and First Aid & Safety, management’s longer-term plan of high-teens EBITDA margins merely aims to return to levels achieved six (6) years ago. Since 2019, corporate expenses have ballooned from roughly $165 million to $273 million in 20245, representing a compound annual growth rate exceeding 20%, far outpacing the Company’s revenue growth. Over this period, the corporate office has expanded dramatically, fostering a top-down culture where initiatives appear driven by the need to justify headcount rather than to support field operations. We believe functions such as Purchasing and HR have swelled significantly, adding unnecessary complexity and frustrating both customers and employees.

We believe capital allocation has not been optimized. Unlike its largest competitor, UniFirst has historically maintained a net cash position despite strong free cash flow and the capacity to carry significantly more debt. By not leveraging its balance sheet, we believe the Company has limited its ability to pursue inorganic growth in an industry where scale and route density are key. Between 2019 and 2025, UniFirst invested over $1.4 billion in capital expenditures and acquisitions; yet adjusted EBITDA fell by roughly $4 million during the same period – and is projected to decline by over $21 million in 2026.6

Deteriorating Culture, Low Morale, and Ineffective Governance

Under Mr. Ronald Croatti’s leadership, UniFirst thrived on a hands-on, collaborative culture with senior executives deeply engaged in day-to-day operations and in close partnership with field managers. It seems to us that the culture has since eroded as we believe senior management increasingly views operational engagement as beneath them, limiting interaction with the field and focusing instead on top-down strategy. The corporate office has grown isolated from front lines, executives operate in silos, and day-to-day responsibilities are delegated to lower-level managers, yielding weak alignment, poor accountability, and a widening disconnect between leadership and operations.

Furthermore, we believe recent personnel decisions have further discouraged the organization. The appointment of an external Chief Operating Officer and the filling of multiple VP roles with external hires represent a notable break from UniFirst’s practice of promoting from within, sending a discouraging signal to general managers who once viewed those roles as attainable. Morale across the field has suffered significantly.

2 Source: Company SEC filings.

3 Source: Company SEC filings.

4 Source: Companies’ SEC filings.

5 Source: Company SEC filings.

6 Source: Company SEC filings.

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We believe governance shortcomings compound these operational and cultural issues as the Company’s governance structure has lacked meaningful checks and balances, insulating the Board and management from accountability. We have serious concerns about the independence and effectiveness of the Board’s leadership given long-standing personal and professional ties to the Company and the controlling family, and unusually long Board tenures that run counter to governance best practices. These dynamics have fostered a culture of self-congratulation and dysfunction and have diverted the Company from its core values of Customer Focus, Commitment to Quality, and Respect for Others.

The Rejection of a Golden Opportunity to Realize Value

We believe the Board’s rejection of Cintas’ acquisition offer of $275 per share squandered a golden opportunity to realize extraordinary value for shareholders, shocking investors and analysts alike. We could not identify another instance in the last five (5) years in which a credible buyer made a public acquisition offer exceeding a 50% premium that did not ultimately result in a transaction.7 Given UniFirst’s trajectory as a standalone company, rejecting that offer risks being profoundly value-destructive, potentially costing shareholders and the controlling family billions of dollars.

Even under highly optimistic assumptions for operational improvement and multiple re-rating, the present value of UniFirst does not approach the value Cintas was prepared to pay. Wall Street has taken a negative stance on the Company, with reduced ratings and price targets that imply minimal upside from current levels and a striking discount to the rejected offer. The shortest route to maximum shareholder value creation has been put in the rearview mirror.

A Sale Represents the Best Path Forward

We believe UniFirst can no longer close the widening competitive gap with Cintas, and continued market share losses will inevitably drive layoffs, employee departures, and declining morale – further eroding the Company's intrinsic value over time. In this context, a sale represents the best outcome for all stakeholders.

To maximize value, the Board should publicly announce a formal sale process – signaling to prospective buyers that the Board and the controlling family are genuinely open to a transaction. By engaging with multiple parties, the Board and its advisors can create competitive tension and extract the highest possible price. Importantly, acquirers can ascribe value today to the Company’s ongoing initiatives, such as ERP and direct uniform sales, through diligence, without assuming execution risk.

7 Source: Data per Capital IQ. Engine Capital screened for publicly disclosed acquisition bids made in the last five years that included premiums greater than 50% at U.S. companies that have market capitalizations of greater than $1 billion.

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We don’t believe replacing the CEO alone will solve UniFirst’s underlying challenges. The Company’s competitive position has deteriorated so significantly that market share losses are likely to continue regardless of who holds the CEO role. Any turnaround, even if attempted under new leadership, would be risky, slow, and unlikely to achieve a valuation comparable to what a sale could deliver today.

The Need for Board Refreshment and a Disciplined Process

We believe it is essential to strengthen the Board by adding directors with deep operational expertise, extensive industry knowledge, and proven M&A and capital allocation experience, and to establish a special committee of independent directors to oversee a disciplined sale process. Engine has nominated two highly-qualified candidates:

•	Michael A. Croatti brings unique operational expertise, intimate understanding of UniFirst’s business, and strong relationships across the industry. His experience positions him to help unlock shareholder value and steward a process that honors the Company’s legacy.
•	Arnaud Ajdler brings significant M&A expertise and an investor mindset, with service on more than ten public company boards and participation in multiple successful public company sales. His experience would add critical discipline and credibility to the strategic review process.

To ensure alignment, executives key to any transaction should be appropriately motivated. In our experience, for a transaction of this size, it is not unusual to establish a transaction bonus pool of approximately 0.5% of transaction value, with a large percentage allocated to the CEO and CFO, or to amend relevant change-in-control provisions to achieve similar objectives.

Conclusion

UniFirst’s long-term standalone prospects are challenging. The Board’s rejection of a highly attractive offer has put maximum value creation at risk. A formal sale process, overseen by a refreshed and strengthened Board and a special committee of independent directors, represents the best path forward to maximize value for all shareholders and protect UniFirst’s stakeholders. Accordingly, we seek your support to elect the Engine Nominees and to initiate the strategic actions necessary to achieve this outcome.

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PROPOSAL 1

ELECTION OF DIRECTORS

The Company has a classified Board which is currently divided into three (3) classes, and the members of each class serve for staggered three-year terms. We believe that the terms of two (2) directors expire at the Annual Meeting. We are seeking your support at the Annual Meeting to elect the Engine Nominees, Arnaud Ajdler and Michael A. Croatti, to serve until their respective successors are elected and qualified for terms ending at the 2029 Annual Meeting.

Your vote to elect the Engine Nominees will have the legal effect of replacing two (2) incumbent directors of the Company with the Engine Nominees. If elected, the Engine Nominees will constitute a minority of the Board and there can be no guarantee that the Engine Nominees will be able to implement any actions that they may believe are necessary to unlock shareholder value. However, we believe the election of the Engine Nominees is a critical step in the right direction for enhancing value at the Company.

There is no assurance that any incumbent director will serve as a director if the Engine Nominees are elected to the Board. You should refer to the Company’s proxy statement for the names, backgrounds, qualifications, and other information concerning the Company’s nominees.

This Proxy Statement is soliciting proxies to elect our two (2) Engine Nominees. We have provided the required notice to the Company pursuant to the Universal Proxy Rules, including Rule 14a-19(a)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intend to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five (5) years of each of the Engine Nominees. The nominations were made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments. The specific experience, qualifications, attributes and skills that led us to conclude that the Engine Nominees should serve as directors of the Company are set forth above in the section entitled “Reasons for the Solicitation” and below. This information has been furnished to us by the Engine Nominees. Mr. Ajdler is a citizen of Belgium. Mr. Croatti is a citizen of the United States of America.

Arnaud Ajdler, age 49, has served as Managing Partner of Engine Capital Management, LP, a value-oriented investment firm, since 2013. Mr. Ajdler has also served as a member of the board of directors of Dye and Durham Limited (TSE: DND), a global software company that provides solutions to legal, business, and financial professionals, since December 2024, as well as Non-Executive Chairman since February 2025. Previously, Mr. Ajdler served as Managing Director of Crescendo Partners L.P., a principal investment firm, from 2005 to 2013 and as an Analyst from 2003 to 2005. From 2004 to 2006, Mr. Ajdler served as Chief Financial Officer, Secretary and a member of the board of directors of Arpeggio Acquisition Corporation, a special purpose acquisition company that, in 2006, completed a business combination with Hill International, Inc. (formerly NYSE: HIL) (“Hill”), a global construction consulting firm. From 2006 to 2009, Mr. Ajdler served as a director of Hill and rejoined its board of directors in 2018 until September 2022. Mr. Ajdler is also an Adjunct Professor at Columbia University Business School where he teaches a course in Value Investing. Previously, Mr. Ajdler served as a member of the board of directors of each of Recro Pharma, Inc. (formerly NASDAQ: REPH) (n/k/a Societal CDMO, Inc.), a leading contract development and manufacturing organization, from 2019 to 2020, Stewart Information Services Corporation (NYSE: STC), a provider of title insurance and real estate services worldwide, from 2014 to 2019, StarTek, Inc. (formerly NASDAQ: SRT), a provider of business process outsourcing services, from 2015 to 2018, Destination Maternity Corporation (formerly NASDAQ: DEST), the world's largest designer and retailer of maternity apparel, from 2008 to 2017 (including as Non-Executive Chairman from 2011 to 2017), Imvescor Restaurant Group, Inc. (formerly TSX: IRG), a Canadian franchisor of restaurant concepts, from 2013 to 2016, Charming Shoppes, Inc., a specialty and plus size clothing retail company, from 2008 until the company was acquired in 2012, O’Charley’s Inc., a multi-concept restaurant company, in 2012 until it was acquired later than year, and The Topps Company, Inc., a company that provides baseball, football, hockey, entertainment and pop culture products, from 2006 until the company was acquired in 2007. Mr. Ajdler received a B.S. from Free University of Brussels, a S.M. from Massachusetts Institute of Technology and an M.B.A from Harvard Business School.

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Engine believes that Mr. Ajdler’s investment expertise across a broad range of industries, together with his significant public company board experience, will make him a valuable asset to the Board.

Michael A. Croatti, age 56, has served as a consultant to the Company, a uniform rental company, since January 2025. Mr. Croatti is also an owner and partner of Junk Rescue AZ, a waste collection company, since July 2025, and Scott Waste Services, a waste service company, since June 2025. Since joining the Company in 1987, Mr. Croatti has held positions of increasing responsibility in production, service, engineering, and sales, most recently serving as Executive Vice President of Operations from 2019 until December 2024. He previously served as Vice President, Operations from 2015 to October 2020, Senior Vice President, Service from 2012 to 2015, and Vice President, Central Rental Group, from 2002 to 2012. Prior to 2002, he held various operational positions within the Company. Additionally, Mr. Croatti has served on the board of trustees of Rivier University since 2017. Mr. Croatti received an M.B.A. from Rivier University and B.S. in Finance from Arizona State University.

Engine believes that Mr. Croatti’s more than 35 years of experience with the Company, including his extensive operational expertise, record of developing and executing strategic initiatives, and demonstrated success in strengthening customer relationships and improving profitability, will make him a valuable addition to the Board.

The principal business address of Mr. Ajdler is 1345 Avenue of the Americas, 2nd Floor, New York, New York 10105. The principal business address of Mr. Croatti is 8 Industrial Park Drive, Nashua, New Hampshire 03062.

As of the date hereof, Mr. Ajdler does not directly own any of the securities of the Company and has not directly entered into any transactions in securities of the Company during the past two years. Mr. Ajdler, as the Managing Partner of Engine Management (as defined below), and the Managing Member of each of Engine GP (as defined below), Engine Investments (as defined below) and Engine Investments II (as defined below), may be deemed to beneficially own the 453,971 shares of Common Stock directly owned by Engine Capital, Engine Jet (as defined below), Engine Lift (as defined below) and Engine Airflow (as defined below).

As of the date hereof, Mr. Croatti directly beneficially owns (i) 2,401 shares of Common Stock, of which 806 shares are held in an IRA account and (ii) 42,792 shares of Class B Common Stock. In addition, Mr. Croatti may be deemed to beneficially own, in the aggregate, 14,008 shares of Class B Common Stock held by certain trusts for which Mr. Croatti is a trustee, of which 7,004 shares of Class B Common Stock he shares beneficial ownership over with Mr. Croatti Jr. Mr. Croatti is a beneficiary of certain family trusts that hold shares of the Company’s securities. As of the date hereof, Mr. Croatti does not have voting, investment, or dispositive power over such securities and is not deemed to be the beneficial owner of those securities under Section 13 of the Exchange Act.

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For information regarding purchases and sales of securities of the Company during the past two years by certain of the Participants, please see Schedule I.

Each of the Engine Nominees may be deemed to be a member of a “group” with the other participants in this solicitation for the purposes of Section 13(d)(3) of the Exchange Act, and such group may be deemed to beneficially own the 456,726 shares of Common Stock and 56,800 shares of Class B Common Stock owned in the aggregate by all of the Participants. Each Participant disclaims beneficial ownership of the shares of Common Stock that he or it does not directly own.

Each of the Engine Nominees has consented to being named as a nominee in the Nomination Notice, being named as a nominee of Engine Capital in any proxy statement and form of proxy relating to the Annual Meeting and serving as a director of the Company if elected.

Pursuant to his service as an officer of the Company, Mr. Croatti was granted restricted stock units (subject to vesting terms). Upon his retirement as Executive Vice President of Operations of the Company, Mr. Croatti forfeited any remaining unvested stock units.

In December 2024, Mr. Croatti entered into a Transition Agreement with the Company upon his retirement regarding his retirement compensation, which included a combination of stock options, salary, and a bonus.

Engine Capital understands that Mr. Croatti entered into a consulting agreement with the Company in January 2025, pursuant to which he agreed to serve as an independent contractor providing consulting services for a three-year term.

As described above, Mr. Croatti had served as an employee of the Company and currently provides consulting services within the past three years and therefore we do not believe Mr. Croatti would be deemed an “independent director” within the meaning of (i) applicable New York Stock Exchange (“NYSE”) listing standards applicable to board composition, including NYSE Listed Company Manual Section 303.A, and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, we acknowledge that, if Mr. Croatti is elected, the determination of Mr. Croatti’s independence under NYSE listing standards rests with the judgement and discretion of the Board.

We believe that Mr. Ajdler presently is, and if elected as a director of the Company, would qualify as, an “independent director” within the meaning of (i) applicable NYSE listing standards applicable to board composition, including NYSE Listed Company Manual Section 303A, and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, the we acknowledge that no director of a NYSE listed company qualifies as “independent” under the NYSE listing standards unless the board of directors affirmatively determines that such director is independent under such standards. Accordingly, we acknowledge that if Mr. Ajdler is elected, the determination of Mr. Ajdler’s independence under the NYSE listing standards ultimately rests with the judgment and discretion of the Board. Mr. Ajdler is not a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.

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Except as otherwise set forth in this Proxy Statement (including the Schedule hereto), (i) during the past 10 years, no Engine Nominee has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Engine Nominee directly or indirectly beneficially owns any securities of the Company; (iii) no Engine Nominee owns any securities of the Company which are owned of record but not beneficially; (iv) no Engine Nominee has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Engine Nominee is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Engine Nominee is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Engine Nominee owns beneficially, directly or indirectly, any securities of the Company; (viii) no Engine Nominee owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Engine Nominee or any of his associates or immediate family members was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Engine Nominee or any of his associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no Engine Nominee has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting; (xii) no Engine Nominee holds any positions or offices with the Company; (xiii) no Engine Nominee has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer, (xiv) no companies or organizations, with which any of the Engine Nominees has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company and (xv) there are no material proceedings to which any Engine Nominee or any of his associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. Except as disclosed herein, with respect to each of the Engine Nominees, (a) none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act (“Regulation S-K”) occurred during the past 10 years, (b) there are no relationships involving any Engine Nominee or any of such Engine Nominee’s associates that would have required disclosure under Item 407(e)(4) of Regulation S-K had such Engine Nominee been a director of the Company, and (c) neither of the Engine Nominees nor any of their associates has received any fees earned or paid in cash, stock awards, option awards, non-equity incentive plan compensation, changes in pension value or nonqualified deferred compensation earnings or any other compensation from the Company during the Company’s last completed fiscal year, or was subject to any other compensation arrangement described in Item 402 of Regulation S-K.

Other than as stated herein, there are no arrangements or understandings between Engine, the Engine Nominees, or any other person or persons pursuant to which the nomination of the Engine Nominees described herein is to be made. Other than as stated herein, none of the Engine Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceeding.

We do not expect that any of the Engine Nominees will be unable to stand for election, but, in the event any Engine Nominee is unable to serve or for good cause will not serve, the shares represented by the enclosed BLUE universal proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Company’s By-laws (the “Bylaws”) or applicable law. In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Engine Nominee, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, we would identify and properly nominate such substitute nominee(s) in accordance with the Bylaws and the shares represented by the enclosed BLUE universal proxy card will be voted for such substitute nominee(s). We reserve the right to nominate additional person(s), to the extent that is not prohibited under the Company’s organizational documents and applicable law, if the Company increases the size of the Board above its existing size.

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Engine and UniFirst will each be using a universal proxy card for voting on the election of directors at the Annual Meeting, which will include the names of all nominees for election to the Board. Shareholders will have the ability to vote for up to two (2) nominees on Engine’s enclosed BLUE universal proxy card. Any shareholder who wishes to vote for any combination of the Company’s nominees and the Engine Nominees may do so on Engine’s enclosed BLUE universal proxy card. There is no need to use the Company’s white proxy card or voting instruction form, regardless of how you wish to vote.

Shareholders are permitted to vote for fewer than two (2) nominees or for any combination (up to two (2) total) of the Engine Nominees and the Company’s nominees on the BLUE universal proxy card. There is no need to use the Company’s white universal proxy card or voting instruction form, regardless of how you wish to vote. However, Engine urges shareholders to vote using our BLUE universal proxy card “FOR” all of the Engine Nominees.

IF YOU MARK FEWER THAN TWO (2) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, OUR BLUE UNIVERSAL PROXY CARD, WHEN DULY EXECUTED, WILL BE VOTED ONLY AS DIRECTED. IF NO DIRECTION IS INDICATED WITH RESPECT TO HOW YOU WISH TO VOTE YOUR SHARES, THE PROXIES NAMED THEREIN WILL VOTE SUCH SHARES “FOR” THE TWO (2) ENGINE NOMINEES.

IMPORTANTLY, IF YOU MARK MORE THAN TWO (2) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID.

WE STRONGLY URGE YOU TO VOTE “FOR” THE ELECTION OF THE ENGINE NOMINEES ON THE ENCLOSED BLUE UNIVERSAL PROXY CARD.

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PROPOSAL 2

NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

As discussed in further detail in the Company’s proxy statement, as required by Section 14A of the Exchange Act, the Board is submitting for shareholder action the resolution to approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers, which is commonly known as a “say-on-pay” proposal or resolution. This vote is not limited to any specific item of compensation, but rather addresses the overall compensation of the Company’s named executive officers and the Company’s philosophy, policies and practices relating to the Company’s named executive officers’ compensation as a whole. Accordingly, the Board is asking shareholders to approve the following resolution:

“RESOLVED, that the shareholders of the Company approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussions.”

As disclosed in the Company’s proxy statement, the say-on-pay resolution is advisory, and therefore will not have any binding legal effect on the Company, the Board or the Compensation Committee of the Board (the “Compensation Committee”) and may not be construed as overruling a decision by the Company, the Board or the Compensation Committee or to create or imply any change to the fiduciary duties of the Board. Furthermore, because this non-binding, advisory resolution primarily relates to compensation of the Company’s named executive officers that has already been paid or contractually committed, there is generally no opportunity for the Company to revisit those decisions.

According to the Company’s proxy statement, the affirmative vote of a majority of the votes cast on this proposal by holders of shares of Common Stock and Class B Common Stock, voting together as a single class and represented in person or by proxy at the Annual Meeting and entitled to vote thereon, is required to approve this resolution. Abstentions and broker non-votes will not be treated as votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION AND INTEND TO VOTE OUR SHARES “[FOR/AGAINST]” THIS PROPOSAL.

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PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As discussed in further detail in the Company’s proxy statement, the Audit Committee of the Board (the “Audit Committee”) appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending August 29, 2026.

According to the Company’s proxy statement, the Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of the Company’s independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. In making its determinations regarding whether to appoint or retain a particular independent registered public accounting firm, the Audit Committee takes into account the views of management. In addition, although not required by law, the Audit Committee will take into account the vote of the Company’s shareholders with respect to the ratification of the appointment of the Company’s independent registered public accounting firm.

According to the Company’s proxy statement, the affirmative vote of a majority of the votes cast by holders of shares of Common Stock and Class B Common Stock, voting together as a single class and represented in person or by proxy at the Annual Meeting and entitled to vote thereon, is required for approval.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

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VOTING AND PROXY PROCEDURES

Only shareholders of record as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote per share. Each share of Class B Common Stock is entitled to ten votes per share. Shareholders who sell their shares of Common Stock or Class B Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares. Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares after the Record Date. Based on publicly available information, Engine believes that the only outstanding classes of securities of the Company entitled to vote at the Annual Meeting are the Common Stock and the Class B Common Stock.

Shares of Common Stock and Class B Common Stock represented by properly executed BLUE universal proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted “FOR” the election of the Engine Nominees, “[FOR/AGAINST]” the approval, on a non-binding, advisory basis, the compensation of the Company’s named executive officers and “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending August 29, 2026.

According to the Company’s proxy statement, the current Board intends to nominate two (2) directors for election at the Annual Meeting. Engine and UniFirst will each be using a universal proxy card for voting on the election of directors at the Annual Meeting, which will include the names of all nominees for election to the Board. Shareholders will have the ability to vote for up to two (2) nominees on Engine’s enclosed BLUE universal proxy card. Any shareholder who wishes to vote for any combination of the Company’s nominees and the Engine Nominees may do so on Engine’s BLUE universal proxy card. There is no need to use the Company’s white universal proxy card or voting instruction form, regardless of how you wish to vote.

Shareholders are permitted to vote for fewer than two (2) nominees or for any combination (up to two (2) total) of the Engine Nominees and the Company’s nominees on the BLUE universal proxy card.

We believe that voting on the BLUE universal proxy card provides the best opportunity for shareholders to elect all of the Engine Nominees. Engine therefore urges shareholders to use our BLUE universal proxy card to vote “FOR” the two (2) Engine Nominees.

IMPORTANTLY, IF YOU MARK MORE THAN TWO (2) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID. IF YOU MARK FEWER THAN TWO (2) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, THIS PROXY CARD, WHEN DULY EXECUTED, WILL BE VOTED “FOR” THOSE NOMINEES YOU HAVE SO MARKED AND DEFAULT TO A “WITHHOLD” VOTE WITH RESPECT TO ANY NOMINEE LEFT UNMARKED.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock and Class B Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. According to the Company’s proxy statement, the representation in person or by proxy of at least a majority in interest of all Common Stock and Class B Common Stock issued, outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business. At the close of business on the Record Date, there were [●] shares of Common Stock and [●] shares of Class B Common Stock outstanding and entitled to vote.

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Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under applicable rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting on any of the proposals.

According to the Company’s proxy statement, any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of director nominees, except that as a result of the contested election initiated by Engine Capital, the failure to vote for a director nominee results in another nominee receiving a larger percentage of votes, and no impact on the other proposals described in the Company’s proxy statement or any other matter which may properly come before the Annual Meeting or any adjournment or postponement thereof.

If you are a shareholder of record, you must deliver your vote by Internet, telephone or mail or attend the Annual Meeting and vote in order to be counted in the determination of a quorum.

If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum. A “broker non-vote” occurs when a broker holding shares for a beneficial owner has discretionary authority to vote on “routine” matters brought before a shareholder meeting, but the beneficial owner of the shares fails to provide the broker with specific instructions on how to vote on any “non-routine” matters brought to a vote at the shareholder meeting. Under the rules governing brokers’ discretionary authority, if a shareholder receives proxy materials from or on behalf of both Engine and the Company, then brokers holding shares in such shareholder’s account will not be permitted to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting, whether “routine” or not. As a result, there would be no broker non-votes by such brokers. In such case, if you do not submit any voting instructions to your broker, then your shares will not be counted in determining the outcome of any of the proposals at the Annual Meeting, nor will your shares be counted for purposes of determining whether a quorum exists. However, if you receive proxy materials only from the Company, then brokers will be entitled to vote your shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is Proposal 3 (ratification of the Company’s independent registered public accounting firm). A broker will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. We urge you to instruct your broker about how you wish your shares to be voted.

VOTES REQUIRED FOR APPROVAL

Proposal 1 – Election of Directors: According to the Company’s proxy statement, each of the two Class II directors is elected by a plurality of the votes cast by holders of shares of Common Stock and Class B Common Stock, voting together as a single class and represented in person or by proxy at the Annual Meeting and entitled to vote thereon. Votes may be cast “FOR” or “WITHHOLD” with respect to the election of each director nominee. A “WITHHOLD” vote is not considered a vote cast for the election of a director nominee and will have no impact on the election of a director nominee, except that as a result of the contested election initiated by Engine Capital, the failure to vote for a director nominee results in another nominee receiving a larger percentage of votes. Under the plurality voting standard, the two nominees up for election at the Annual Meeting that receive the highest number of votes cast “FOR” their election will be elected.

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Proposal 2 – Non-Binding Advisory Vote on Executive Compensation: According to the Company’s proxy statement, the approval, on a non-binding, advisory basis, of the compensation paid to the Company’s named executive officers requires the affirmative vote of a majority of the votes cast by holders of shares of Common Stock and Class B Common Stock, voting together as a single class and represented in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will not be treated as votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm: According to the Company’s proxy statement, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 29, 2026 requires the affirmative vote of a majority of the votes cast by holders of shares of Common Stock and Class B Common Stock, voting together as a single class and represented in person or by proxy at the Annual Meeting and entitled to vote thereon.

REVOCATION OF PROXIES

Shareholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a written revocation or a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to Engine in care of Saratoga at the address set forth on the back cover of this Proxy Statement or to the Secretary of the Company at the Company’s principal executive offices located at 68 Jonspin Road, Wilmington, Massachusetts 01887, or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to Engine in care of Saratoga at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares entitled to be voted at the Annual Meeting. Additionally, Saratoga may use this information to contact shareholders who have revoked their proxies in order to solicit later dated proxies for the election of the Engine Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE ENGINE NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED BLUE UNIVERSAL PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

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SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Engine. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Engine has entered into an agreement with Saratoga for solicitation and advisory services in connection with this solicitation, for which Saratoga will receive a fee not to exceed $[●], together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Saratoga will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Saratoga has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock and Class B Common Stock they hold of record. Engine will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. In addition, directors, officers, members and certain other employees of Engine may solicit proxies as part of their duties in the normal course of their employment without any additional compensation. It is anticipated that Saratoga will employ approximately [●] persons to solicit shareholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by Engine. Costs of this solicitation of proxies are currently estimated to be approximately $[●] (including, but not limited to, fees for attorneys, solicitors and other advisors, and other costs incidental to the solicitation). Engine estimates that through the date hereof its expenses in connection with this solicitation are approximately $[●]. To the extent legally permissible, if Engine is successful in its proxy solicitation, Engine intends to seek reimbursement from the Company for the expenses it incurs in connection with this solicitation. Engine does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The Participants in this proxy solicitation are Engine Capital, a Delaware limited partnership, Engine Jet Capital, L.P., a Delaware limited partnership (“Engine Jet”), Engine Lift Capital, LP, a Delaware limited partnership (“Engine Lift”), Engine Airflow Capital, L.P., a Delaware limited partnership (“Engine Airflow”), Engine Capital Management, LP, a Delaware limited partnership (“Engine Management”), Engine Capital Management GP, LLC, a Delaware limited liability company (“Engine GP”), Engine Investments, LLC, a Delaware limited liability company (“Engine Investments”), Engine Investments II, LLC, a Delaware limited liability company (“Engine Investments II”), Arnaud Ajdler, Michael A. Croatti and Michael A. Croatti Jr. (each a “Participant” and collectively, the “Participants”).

The principal business address of each of Engine Capital, Engine Jet, Engine Lift, Engine Airflow, Engine Management, Engine GP, Engine Investments, Engine Investments II and Mr. Ajdler is 1345 Avenue of the Americas, 2nd Floor, New York, New York 10105. The principal business address of Mr. Croatti is 8 Industrial Park Drive, Nashua, New Hampshire 03062. The principal business address of Mr. Croatti Jr. is 11 Ryan Farm Road, Windham, New Hampshire 03087.

The principal business of each of Engine Capital, Engine Jet, Engine Lift and Engine Airflow is investing in securities. The principal business of Engine Management is serving as the investment manager of each of Engine Capital, Engine Jet, Engine Lift and Engine Airflow. The principal business of Engine GP is serving as the general partner of Engine Management. The principal business of Engine Investments is serving as the general partner of each of Engine Capital and Engine Jet. The principal business of Engine Investments II is serving as the general partner of each of Engine Lift and Engine Airflow. Mr. Ajdler serves as the Managing Partner of Engine Management and the Managing Member of each of Engine GP, Engine Investments and Engine Investments II. The principal occupation of Mr. Croatti is serving as a consultant to the Company. The principal occupation of Mr. Croatti Jr. is serving in the Arkansas Air National Guard. Mr. Ajdler is a citizen of Belgium. Messrs. Croatti and Croatti Jr. are citizens of the United States of America.

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As of the date hereof, Engine Capital directly beneficially owns 355,115 shares of Common Stock. As of the date hereof, Engine Jet directly beneficially owns 32,219 shares of Common Stock. As of the date hereof, Engine Lift directly beneficially owns 36,637 shares of Common Stock. As of the date hereof, Engine Airflow directly beneficially owns 30,000 shares of Common Stock. Engine Management, as the investment manager of each of Engine Capital, Engine Jet, Engine Lift and Engine Airflow, may be deemed the beneficial owner of the 453,971 shares of Common Stock owned directly by Engine Capital, Engine Jet, Engine Lift and Engine Airflow. Engine GP, as the general partner of Engine Management, may be deemed the beneficial owner of the 453,971 shares of Common Stock owned directly by Engine Capital, Engine Jet, Engine Lift and Engine Airflow. Engine Investments, as the general partner of each of Engine Capital and Engine Jet, may be deemed the beneficial owner of the 387,334 shares of Common Stock owned directly by Engine Capital and Engine Jet. Engine Investments II, as the general partner of each of Engine Lift and Engine Airflow, may be deemed the beneficial owner of the 66,637 shares of Common Stock owned directly by Engine Lift and Engine Airflow. Mr. Ajdler, as the Managing Partner of Engine Management, and the Managing Member of each of Engine GP, Engine Investments and Engine Investments II, may be deemed the beneficial owner of the 453,971 shares of Common Stock directly owned by Engine Capital, Engine Jet, Engine Lift and Engine Airflow.

As of the date hereof, Mr. Croatti directly beneficially owns (i) 2,401 shares of Common Stock, of which 806 shares are held in an IRA account and (ii) 42,792 shares of Class B Common Stock. In addition, Mr. Croatti may be deemed to beneficially own, in the aggregate, 14,008 shares of Class B Common Stock held by certain trusts for which Mr. Croatti is a trustee, of which 7,004 shares of Class B Common Stock he shares beneficial ownership over with Mr. Croatti Jr. Mr. Croatti is a beneficiary of certain family trusts that hold shares of the Company’s securities. As of the date hereof, Mr. Croatti does not have voting, investment, or dispositive power over such securities and is not deemed to be the beneficial owner of those securities under Section 13 of the Exchange Act.

As of the date hereof, Mr. Croatti Jr. directly beneficially owns 354 shares of Common Stock. In addition, Mr. Croatti Jr. may be deemed to beneficially own 7,004 shares of Class B Common Stock held in a trust of which he is a beneficiary, and with respect to which he shares beneficial ownership with Mr. Croatti, as the trustee of such trust.

Each Participant may be deemed to be a member of a “group” with the other Participants for the purposes of Section 13(d)(3) of the Exchange Act, and such group may be deemed to beneficially own the 456,726 shares of Common Stock and 56,800 shares of Class B Common Stock owned in the aggregate by all of the Participants. Each Participant disclaims beneficial ownership of the shares of Common Stock that he or it does not directly own. For information regarding transactions in securities of the Company during the past two years by the Participants, please see Schedule I attached hereto.

The shares of Common Stock purchased by each of Engine Capital, Engine Jet, Engine Lift and Engine Airflow were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business). The shares of Common Stock owned directly by Mr. Croatti were awarded to him pursuant to his role as an officer of the Company. The shares of Common Stock held in Mr. Croatti’s IRA account were purchased with personal funds. The shares of Class B Common Stock owned directly by Mr. Croatti were gifted to him by his grandfather. The shares of Common Stock directly owned by Mr. Croatti Jr. were gifted to him by Mr. Croatti when he was a minor.

22

Except as otherwise set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his or its associates or immediate family members was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no Participant has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting; (xii) no Participant holds any positions or offices with the Company; (xiii) no Participant has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer and (xiv) no companies or organizations, with which any of the Participants has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company.

There are no material proceedings to which any Participant or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Engine Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten (10) years.

OTHER MATTERS AND ADDITIONAL INFORMATION

Engine is unaware of any other matters to be considered at the Annual Meeting. However, should other matters, which Engine is not aware of at a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed BLUE universal proxy card will vote on such matters in their discretion.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of the document to you if you write to our proxy solicitor, Saratoga Proxy Consulting LLC, at the address set forth on the back cover of this Proxy Statement, or call toll free at (888) 368-0379. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact our proxy solicitor at the above address and phone number.

The information concerning the Company and the proposals in the Company’s proxy statement contained in this Proxy Statement has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although we have no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date we have not had access to the books and records of the Company, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements. All information relating to any person other than the Participants is given only to our knowledge.

23

This Proxy Statement is dated [●], 2025. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to shareholders shall not create any implication to the contrary.

SHAREHOLDER PROPOSALS

According to the Company’s proxy statement, any shareholder desiring to present a proposal for inclusion in the Company’s proxy statement in connection with the Company’s 2027 annual meeting of shareholders (the “2027 Annual Meeting”), must submit the proposal so as to be received by the Secretary of the Company at the principal executive offices of the Company, 68 Jonspin Road, Wilmington, Massachusetts 01887, not later than [●], [●]. In addition, in order to be included in the Company’s proxy statement, such a proposal must comply with the requirements as to form and substance established by applicable laws and regulations.

According to the Company’s proxy statement, shareholders wishing to present business for action, other than proposals to be included in the Company’s proxy statement, or to nominate candidates for election as directors at a meeting of the Company’s shareholders, must do so in accordance with the advance notice procedure for shareholder proposals established in the Bylaws. The Bylaws provide, among other requirements, that in order to be presented at the 2027 Annual Meeting, such shareholder proposals or nominations may be made only by a shareholder of record who shall have given notice of the proposal or nomination and the related required information to the Company no earlier than [●], [●] and no later than [●], [●]. However, if the date of the Company’s annual meeting is changed by more than 75 days prior to the anniversary date of the immediately preceding annual meeting of shareholders, then the deadline for submitting a stockholder proposal will be (i) the 20th calendar-day following the earlier of (1) the date on which notice of the date of such meeting was mailed to stockholders, or (2) the date on which the date of such meeting was publicly disclosed, or (ii) if such date of notice or public disclosure occurs more than 75 calendar days prior to the scheduled date of such meeting, the 75th calendar day prior to such scheduled date of such meeting. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than [●], [●].

The information set forth above regarding the procedures for submitting shareholder proposals for consideration at the 2027 Annual Meeting is based on information contained in the Company’s proxy statement and the Bylaws. The incorporation of this information in this Proxy Statement should not be construed as an admission by Engine that such procedures are legal, valid or binding.

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CERTAIN ADDITIONAL INFORMATION

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT ENGINE EXPECTS TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING BASED ON OUR RELIANCE ON RULE 14A-5(C) UNDER THE EXCHANGE ACT. THE DISCLOSURE IN THE COMPANY’S PROXY STATEMENT IS EXPECTED TO INCLUDE CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS, INFORMATION CONCERNING EXECUTIVE COMPENSATION AND DIRECTOR COMPENSATION, INFORMATION CONCERNING THE COMMITTEES OF THE BOARD AND OTHER INFORMATION CONCERNING THE BOARD, INFORMATION CONCERNING CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, INFORMATION ABOUT THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND OTHER IMPORTANT INFORMATION. SHAREHOLDERS ARE DIRECTED TO REFER TO THE COMPANY’S PROXY STATEMENT FOR THE FOREGOING INFORMATION, INCLUDING INFORMATION REQUIRED BY ITEM 7 OF SCHEDULE 14A WITH REGARD TO THE COMPANY’S NOMINEES. SHAREHOLDERS CAN ACCESS THE COMPANY’S PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS DISCLOSING THIS INFORMATION, WITHOUT COST, ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although we have no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date we have not had access to the books and records of the Company, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements.

________________

Your vote is important. No matter how many or how few shares of Common Stock or Class B Common Stock you own, please vote to elect the Engine Nominees by marking, signing, dating and mailing the enclosed BLUE universal proxy card promptly.

Engine Capital LP

[●], 2025

25

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY
DURING THE PAST TWO YEARS

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Date of Purchase/Sale

ENGINE CAPITAL LP

Purchase of Common Stock	8,341	05/30/2025
Purchase of Common Stock	4,496	06/04/2025
Purchase of Common Stock	30,093	06/05/2025
Purchase of Common Stock	8,869	06/06/2025
Purchase of Common Stock	5,953	10/13/2025
Purchase of Common Stock	20,172	10/14/2025
Purchase of Common Stock	12,483	10/15/2025
Purchase of Common Stock	7,394	10/16/2025
Purchase of Common Stock	7,725	10/17/2025
Purchase of Common Stock	5,235	10/20/2025
Purchase of Common Stock	2,350	10/21/2025
Purchase of Common Stock	74,916	10/22/2025
Purchase of Common Stock	37,599	10/23/2025
Purchase of Common Stock	31,898	10/24/2025
Purchase of Common Stock	13,424	10/27/2025
Purchase of Common Stock	9,921	10/28/2025
Purchase of Common Stock	33,498	10/29/2025
Purchase of Common Stock	765	11/03/2025
Purchase of Common Stock	8,376	11/06/2025
Purchase of Common Stock	7,321	11/10/2025
Purchase of Common Stock	8,376	11/11/2025
Purchase of Common Stock	15,910	11/14/2025

I-1

ENGINE JET CAPITAL, L.P.

Purchase of Common Stock	807	05/30/2025
Purchase of Common Stock	435	06/04/2025
Purchase of Common Stock	2,911	06/05/2025
Purchase of Common Stock	858	06/06/2025
Purchase of Common Stock	633	10/13/2025
Purchase of Common Stock	1,971	10/14/2025
Purchase of Common Stock	1,220	10/15/2025
Purchase of Common Stock	723	10/16/2025
Purchase of Common Stock	163	10/17/2025
Purchase of Common Stock	482	10/20/2025
Purchase of Common Stock	217	10/21/2025
Purchase of Common Stock	6,901	10/22/2025
Purchase of Common Stock	3,463	10/23/2025
Purchase of Common Stock	2,938	10/24/2025
Purchase of Common Stock	915	10/27/2025
Purchase of Common Stock	902	10/28/2025
Purchase of Common Stock	3,042	10/29/2025
Purchase of Common Stock	11	11/03/2025
Purchase of Common Stock	760	11/06/2025
Purchase of Common Stock	664	11/10/2025
Purchase of Common Stock	760	11/11/2025
Purchase of Common Stock	1,443	11/14/2025

I-2

ENGINE LIFT CAPITAL, L.P.

Purchase of Common Stock	852	05/30/2025
Purchase of Common Stock	459	06/04/2025
Purchase of Common Stock	3,072	06/05/2025
Purchase of Common Stock	906	06/06/2025
Purchase of Common Stock	714	10/13/2025
Purchase of Common Stock	2,097	10/14/2025
Purchase of Common Stock	1,297	10/15/2025
Purchase of Common Stock	769	10/16/2025
Purchase of Common Stock	887	10/17/2025
Purchase of Common Stock	548	10/20/2025
Purchase of Common Stock	246	10/21/2025
Purchase of Common Stock	7,847	10/22/2025
Purchase of Common Stock	3,938	10/23/2025
Purchase of Common Stock	3,341	10/24/2025
Purchase of Common Stock	1,041	10/27/2025
Purchase of Common Stock	1,026	10/28/2025
Purchase of Common Stock	3,460	10/29/2025
Purchase of Common Stock	13	11/03/2025
Purchase of Common Stock	864	11/06/2025
Purchase of Common Stock	755	11/10/2025
Purchase of Common Stock	864	11/11/2025
Purchase of Common Stock	1,641	11/14/2025

ENGINE AIRFLOW CAPITAL, L.P.

Purchase of Common Stock	20,000	11/13/2025
Purchase of Common Stock	10,000	11/14/2025

MICHAEL A. CROATTI

Sale of Common Stock	(1,800)	06/26/2024
Acquisition of Common Stock[1]	1,247	10/31/2024
Disposition of Common Stock[2]	(531)	10/31/2024
Acquisition of Common Stock[1]	600	11/19/2024
Disposition of Common Stock[2]	(256)	11/19/2024
Sale of Common Stock[3]	(5,000)	05/27/2025

MICHAEL A. CROATTI JR.

Sale of Common Stock	(1,470)	01/26/2024
Sale of Common Stock	(110)	07/18/2024

______________

1 Represents restricted stock units that were earned and vested.

2 Represents shares of Common Stock withheld by the Company to satisfy certain tax withholding obligations in connection with the vesting of certain restricted stock units.

3 Represents a sale of Common Stock after conversion of Class B Common Stock into Common Stock.

I-3

SCHEDULE II

The following table is reprinted from the Company’s preliminary proxy statement filed with the Securities and Exchange Commission on November 12, 2025.

Security Ownership of Management, Directors, Director Nominees and Principal Shareholders

The following table sets forth as of November 5, 2025 certain information concerning shares of Common Stock and Class B Common Stock beneficially owned by (i) each Director and Nominee, (ii) each of the named executive officers of the Company identified below under the heading “Summary Compensation Table” and (iii) all executive officers, Directors and Nominees as a group, in each case based solely on information furnished by such individuals. Except as otherwise specified, the named beneficial owner has sole voting and investment power. The information in the table reflects shares outstanding of the Company’s Common Stock and Class B Common Stock on November 5, 2025, restricted stock units which are vested as of, or will vest within 60 days after, November 5, 2025 and stock appreciation rights which are exercisable as of, or will vest within 60 days after, November 5, 2025 and are exercisable based on the closing price of the Company’s Common Stock on November 5, 2025.

Name of Beneficial Owner^	Amount of Beneficial Ownership	Percentage of All Outstanding Shares(1)	Percentage of Voting Power(1)
Steven S. Sintros (2)(3)(7)	26,568	*	*
Shane F. O’Connor (4)(7)	3,863	*	*
Kelly C. Rooney (4)(7)	4,630	*	*
David M. Katz (4)(7)	2,694	*	*
David A. DiFillippo (2)(4)(7)	12,265	*	*
Cynthia Croatti (6)	2,035	*	*
Michael Iandoli (5)	4,744	*	*
Raymond C. Zemlin (2)(5)	4,468	*	*
Joseph M. Nowicki (5)	1,638	*	*
Sergio A. Pupkin (5)	1,202	*	*
Cecilia McKenney (5)	655	*	*
All Directors, Nominees and executive officers as a group (2) (11 persons)	64,762	*	*

^	Unless otherwise indicated, each beneficial owner’s address is c/o UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887.
*	Less than 1%.
(1)	The percentages have been determined in accordance with Rule 13d-3 under the Exchange Act. As of November 5, 2025, a total of 18,096,684 shares were outstanding, of which 14,545,419 were shares of Common Stock entitled to one vote per share and 3,551,265 were shares of Class B Common Stock entitled to ten votes per share. Each share of Class B Common Stock is convertible into one share of Common Stock.
(2)	Includes 7,538 fully vested stock appreciation rights owned by Mr. Sintros, 4,000 fully vested stock appreciation rights owned by Mr. DiFillippo and 1,000 fully vested stock appreciation rights owned by Mr. Zemlin. These fully vested stock appreciation rights exclude those that are out of the money (“OTM”) on November 5, 2025 as they would not be exercisable.
II-1

(3)	Mr. Sintros owns 18,385 shares of Common Stock, 7,538 stock appreciation rights and 645 restricted stock units which will vest on November 19, 2025. The stock appreciation rights exclude those that are OTM on November 5, 2025 as they would not be exercisable.
(4)	Mr. O’Connor owns 3,863 shares of Common Stock. Ms. Rooney owns 4,630 shares of Common Stock. Mr. Katz owns 2,694 shares of Common Stock. Mr. DiFillippo owns 8,265 shares of Common Stock.
(5)	Mr. Iandoli owns 4,744 shares of Common Stock. Mr. Zemlin holds 3,468 shares of Common Stock, of which 800 shares are jointly shared with his spouse regarding voting and investment power. Mr. Nowicki owns 1,638 shares of Common Stock. Mr. Pupkin owns 1,202 shares of Common Stock. Ms. McKenney owns 655 shares of Common Stock.
(6)	The information presented does not include any shares owned by Ms. Croatti’s children, as to which shares Ms. Croatti disclaims any beneficial interest. Ms. Croatti is a shareholder and director of the general partners of each of The Queue Limited Partnership and The Red Cat Limited Partnership, which respectively own 670,623 and 1,015,717 shares of Class B Common Stock. The general partners of The Queue Limited Partnership and The Red Cat Limited Partnership own 199 and 3 shares of Class B Common Stock, respectively. Ms. Croatti is trustee and a beneficiary of The Marie Croatti QTIP Trust, which owns 4,374 shares of Class B Common Stock. The information presented for Ms. Croatti does not include any shares owned by The Queue Limited Partnership, The Red Cat Limited Partnership, their respective general partners or The Marie Croatti QTIP Trust. In addition, the information presented for Ms. Croatti does not include any shares beneficially owned by certain other trusts for which Ms. Croatti is a trustee and certain entities for which Ms. Croatti serves as manager and which, in the aggregate, beneficially own 68,534 shares of Common Stock and 172,451 shares of Class B Common Stock.
(7)	In fiscal 2025, PSUs were granted to our named executive officers based on the same adjusted revenue and adjusted EBITDA criteria and achievement levels as the CEO Bonus Plan and Executive Bonus Plan, described below. The PSUs are excluded from the table above, as the units achieved were earned on November 19, 2024. The PSUs earned in fiscal 2024 are detailed in the “PSU Table” below.

To the knowledge of the Company, the following are the only beneficial owners of more than 5% of the outstanding shares of Common Stock or Class B Common Stock of the Company as of November 5, 2025. All information presented is based solely on information provided by each beneficial owner.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of All Outstanding Shares (1)	Percentage of Voting Power (1)
BlackRock, Inc. (2)	2,149,153	11.9%	4.3%
The Vanguard Group, Inc. (3)	1,690,940	9.3	3.4
The Ronald D. Croatti Trust—1993 (4)	1,000,000	5.5	20.0
The Red Cat Limited Partnership (5)	1,015,720	5.6	20.3
The London Company (6)	936,950	5.2	1.9
The Queue Limited Partnership (7)	670,822	3.7	13.4
Cecelia Levenstein (8)	492,907	2.7	9.0

II-2

(1)	The percentages have been determined in accordance with Rule 13d-3 under the Exchange Act. As of November 5, 2025, a total of 18,096,684 shares were outstanding, of which 14,545,419 were shares of Common Stock entitled to one vote per share and 3,551,265 were shares of Class B Common Stock entitled to ten votes per share. Each share of Class B Common Stock is convertible into one share of Common Stock.
(2)	Information regarding BlackRock, Inc. is based solely on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on July 17, 2025, which indicates that BlackRock, Inc. has sole voting power with respect to 2,113,075 shares of Common Stock and sole dispositive power with respect to all of the shares of Common Stock. The address of BlackRock Inc. is 50 Hudson Yards, New York, NY 10001.
(3)	Information regarding The Vanguard Group is based solely on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024, which indicates that The Vanguard Group has sole voting power with respect to no shares of Common Stock, shared voting power with respect to 10,106 shares of Common Stock, sole dispositive power with respect to 1,665,172 shares of Common Stock and shared dispositive power with respect to 25,768 shares of Common Stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(1)	The Ronald D. Croatti Trust—1993 owns 1,000,000 shares of Class B Common Stock representing 28.2% of such class. Carol Croatti and Matthew Croatti are the trustees of The Ronald D. Croatti Trust—1993. The address of The Ronald D. Croatti Trust—1993 is c/o UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887. Carol Croatti and Matthew Croatti are also the trustees of another trust that owns 3,874 shares of Class B Common Stock.
(4)	The Red Cat Limited Partnership owns 1,015,717 shares of Class B Common Stock representing 28.5% of such class. The general partner of The Red Cat Limited Partnership is Red Cat Management Associates, Inc., which has sole voting and dispositive power over the shares owned by The Red Cat Limited Partnership. The Ronald D. Croatti Trust—1993 and Cynthia Croatti are the sole shareholders and Carol Croatti and Cynthia Croatti are the directors of Red Cat Management Associates, Inc. In addition, Red Cat Management Associates, Inc. owns 3 shares of Class B Common Stock directly, which are included in the table above. The address of The Red Cat Limited Partnership is c/o UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887.
(5)	Information regarding The London Company is based solely on a Schedule 13G/A filed by The London Company with the SEC on February 14, 2024, which indicates that The London Company has sole voting power with respect to all of the shares of Common Stock, shared voting power with respect to no shares of Common Stock, sole dispositive power with respect to 859,679 shares of Common Stock and shared dispositive power with respect to 77,271 shares of Common Stock. The address of The London Company is 1800 Bayberry Court, Suite 301, Richmond, Virginia 23226.
(6)	The Queue Limited Partnership owns 670,623 shares of Class B Common Stock representing 18.8% of such class. The general partner of The Queue Limited Partnership is Queue Management Associates, Inc., which has sole voting and dispositive power over the shares owned by The Queue Limited Partnership. The Ronald D. Croatti Trust—1993, Cynthia Croatti and Cecelia Levenstein are the sole shareholders and Carol Croatti, Cynthia Croatti and Cecilia Levenstein are the directors of Queue Management Associates, Inc. In addition, Queue Management Associates, Inc. owns 199 shares of Class B Common Stock directly, which are included in the table above. All decisions by the directors of Queue Management Associates, Inc. must be made unanimously. The address of The Queue Limited Partnership is c/o UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887.
II-3

(7)	Ms. Levenstein owns 444,349 shares of Class B Common Stock representing 12.5% of such class, and 48,558 shares of Common Stock. Ms. Levenstein is a shareholder and director of the general partner of The Queue Limited Partnership, which owns 670,623 shares of Class B Common Stock. The general partner of The Queue Limited Partnership owns 199 shares of Class B Common Stock directly, which are included in the table above. The information presented for Ms. Levenstein does not include any shares owned by The Queue Limited Partnership or Queue Management Associates, Inc. In addition, the information presented for Ms. Levenstein does not include any shares beneficially owned by certain other trusts for which Ms. Levenstein is a trustee and, which, in the aggregate, beneficially own 105,172 shares of Class B Common Stock. The address of Ms. Levenstein is c/o UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887.

II-4

IMPORTANT

Tell the Board what you think! Your vote is important. No matter how many shares of Common Stock or Class B Common Stock you own, please give Engine your proxy “FOR” the election of the Engine Nominees and in accordance with Engine’s recommendations on the other proposals on the agenda for the Annual Meeting by:

•	SIGNING, DATING and MAILING the enclosed BLUE universal proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).
•	VOTING BY INTERNET using the unique “control number” and following the instructions that appear on your BLUE universal proxy card.

You may vote your shares at the Annual Meeting; however, even if you plan to attend the Annual Meeting, we recommend that you submit your BLUE universal proxy card by mail by the applicable deadline so that your vote will still be counted if you later decide not to attend the Annual Meeting. If any of your shares of Common Stock or Class B Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock or Class B Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed BLUE universal voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Saratoga Proxy Consulting LLC as set forth below.

If you have any questions, require assistance in voting your BLUE universal proxy card,

or need additional copies of Engine’s proxy materials,

please contact:

520 8th Avenue, 14th Floor

New York, NY 10018

(212) 257-1311

Shareholders call toll-free at (888) 368-0379
Email: info@saratogaproxy.com

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED NOVEMBER 14, 2025

UNIFIRST CORPORATION

2026 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF ENGINE CAPITAL LP AND THE OTHER PARTICIPANTS IN ITS PROXY SOLICITATION

THE BOARD OF DIRECTORS OF UNIFIRST CORPORATION
IS NOT SOLICITING THIS PROXY

P          R          O          X          Y

The undersigned appoints Arnaud Ajdler, Andrew Freedman and John Ferguson and each of them, attorneys and agents with full power of substitution to vote all shares of stock of UniFirst Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the 2026 annual meeting of shareholders of the Company scheduled to be held at [●], on [●] [●], [●], at [●] Eastern Time (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Engine Capital LP (together with the other participants in its solicitation, “Engine”) a reasonable time before this solicitation.

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED AND NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” THE TWO (2) ENGINE NOMINEES, “[FOR/AGAINST]” PROPOSAL 2 AND “FOR” PROPOSAL 3.

This Proxy will be valid until the completion of the Annual Meeting. This Proxy will only be valid in connection with Engine’s solicitation of proxies for the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

BLUE UNIVERSAL PROXY CARD

[X] Please mark vote as in this example

ENGINE STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE TWO (2) ENGINE NOMINEES, AND NOT TO VOTE “FOR” ANY OF THE TWO (2) COMPANY NOMINEES LISTED BELOW IN PROPOSAL 1.

YOU MAY SUBMIT VOTES FOR UP TO TWO (2) NOMINEES. IMPORTANTLY, IF YOU MARK MORE THAN TWO (2) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID. IF YOU MARK FEWER THAN TWO (2) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, THIS PROXY CARD, WHEN DULY EXECUTED, WILL BE VOTED ONLY AS DIRECTED.

1.	To elect two Class II directors, each to serve for a term of three years until the 2029 annual meeting of shareholders and until their respective successors are duly elected and qualified.

ENGINE NOMINEES	FOR	WITHHOLD
1. Arnaud Ajdler	☐	☐
2. Michael A. Croatti	☐	☐

COMPANY NOMINEES OPPOSED BY ENGINE	FOR	WITHHOLD
1. Joseph M. Nowicki	☐	☐
2. Steven S. Sintros	☐	☐

ENGINE MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSAL 2.

2.	The Company’s proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as more fully described in the Company’s proxy statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

ENGINE MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSAL 3.

3.	The Company’s proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 29, 2026.

☐ FOR	☐ AGAINST	☐ ABSTAIN

BLUE UNIVERSAL PROXY CARD

DATED: ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH THEY ARE SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.